                                                                  Exhibit 4.1.1

                                   AMENDMENT
                           TO STOCKHOLDERS AGREEMENT
                          Dated as of October 2, 2000


     DDi Corp., a Delaware corporation (the "Company"), Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, L.P., and BCIP Trust Associates, L.P., and the Other Investors and Managers signatories hereto:

     1. Reference to the Stockholders Agreement; Definitions. Reference is made to the Stockholders Agreement dated as of April 14, 2000 (as amended, the "Stockholders Agreement"), among the Company and the holders of its equity interests (including without limitation the other parties hereto). Terms defined in the Stockholders Agreement and not otherwise defined herein are used herein with the meanings so defined.

     2. Amendment. Pursuant to Section 12.2 of the Stockholders Agreement, each Investor and each other signatory hereto hereby agrees to amend
          Section 8.4.4 of the Stockholders Agreement by deleting the second sentence thereof and replacing it with the following sentence:

          "In the case of any Public Offering that is not the IPO or effected pursuant to Section 8.2A, each holder of Shares agrees to enter into a reasonable form of agreement, approved by the Company, restricting the Transfer of any Common Stock during the period beginning seven days immediately preceding and ending on the 90th day following the effective date of the registration statement used in connection with such offering if the underwriters managing such Public Offering demand such an agreement."

     2. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Stockholders Agreement shall remain unmodified, and, subject to the conditions contained in this Amendment, the Stockholders Agreement is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of any jurisdictions.

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                 October 2, 2000

     In WITNESS WHEREOF, the parties have caused this Amendment to the Stockholders Agreement to be executed and delivered as of the date first above written.


                            DDI CORP.



                            By
                              --------------------------------
                              Name:
                              Title:

INVESTORS:
                            BAIN CAPITAL FUND V, L.P.
                            BAIN CAPITAL FUND V-B, L.P.

                            By Bain Capital Partners V, L.P.,
                                   their general partner

                            By Bain Capital Investors V, Inc.,
                              its general partner


                            By
                              --------------------------------
                              Name:
                              Title:  Managing Director


                            BCIP ASSOCIATES
                            BCIP TRUST ASSOCIATES, L.P.


                            By
                              --------------------------------
                              Name:
                              Title: a general partner

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                 October 2, 2000

OTHER INVESTORS:
                            CELERITY DYNAMO, L.L.C.


                            By
                              --------------------------------
                               its

                            CELERITY LIQUIDS, L.L.C.


                            By
                              --------------------------------
                               its

                            CELERITY DETAILS, L.L.C.


                            By
                              --------------------------------
                               its

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                 October 2, 2000

OTHER INVESTORS:
                            CHASE MANHATTAN CAPITAL, L.P.


                            By
                              --------------------------------
                               its


                            CHASE SECURITIES INC.


                            By
                              --------------------------------
                               its


                            DI INVESTORS, L.L.C.


                            By
                              --------------------------------
                               its

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                 October 2, 2000

MANAGERS:


                            --------------------------------
                            Charles D. Dimick


                            --------------------------------
                            Bruce D. McMaster


                            --------------------------------
                            Joseph P. Gisch